EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contacts:
Ray Davis	Dan Sullivan
President/CEO	EVP/CFO
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4101	503-727-4103
raydavis@umpquabank.com	dansullivan@umpquabank.com

     UMPQUA HOLDINGS REPORTS SECOND QUARTER
$0.42 OPERATING EARNINGS PER DILUTED SHARE, A 17% INCREASE
Western Sierra acquisition accretive for quarter

PORTLAND, Ore. - July 20, 2006 - Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., today announced second quarter 2006 operating earnings of $20.6 million, or $0.42 per diluted share, compared to $16.1 million, or $0.36 per diluted share, for the second quarter of 2005, an increase of 17% per diluted share. For the year to date, operating earnings were $38.2 million, or $0.81 per diluted share, compared to $31.2 million, or $0.69 per diluted share for the same period a year ago, also an increase of 17% per diluted share. Operating earnings excludes merger related expense, net of tax.

Including merger expense, net income for the second quarter of 2006 was $19.6 million, or $0.40 per diluted share, compared to $16.0 million, or $0.36 per diluted share for the second quarter of 2005. For the year to date, net income was $37.1 million, or $0.79 per diluted share, compared to $31.0 million, or $0.69 per diluted share for the same period of the prior year.

	Quarter ended:			Six months ended:

(Dollars in thousands, except
per share data)	6/30/2006	3/31/2006	6/30/2005	6/30/2006	6/30/2005

Net Income	$19,631	$17,427	$16,006	$37,058	$31,025
Add Back: Merger related
expenses, net of tax	994	151	97	1,144	157

Operating Earnings	$20,625	$17,578	$16,103	$38,202	$31,182

Earnings per diluted share:
Net Income	$0.40	$0.39	$0.36	$0.79	$0.69
Operating Earnings	$0.42	$0.39	$0.36	$0.81	$0.69

The Company completed the acquisition of Western Sierra Bancorp on June 2, 2006, in an all stock exchange valued at approximately $354 million. Approximately 12.7 million shares of common stock were issued in connection with the acquisition. This acquisition was accretive to operating earnings by $0.01 per diluted share during the second quarter, based mainly on accelerated synergy realization. Full system integration was completed successfully over the July 15th weekend.

"With these stores now under the Umpqua brand, all associates immersed in the Umpqua culture, and our marketing efforts now launched in one of the fastest growing markets in the country, we remain well positioned to sustain our organic growth," said Ray Davis, president and chief executive officer of Umpqua Holdings Corporation.

Total consolidated assets as of June 30, 2006 were $7.2 billion, compared to $5.0 billion a year ago. Total gross loans and leases, and deposits, were $5.3 billion and $5.5 billion, respectively, as of June 30, 2006, compared to $3.6 billion and $4.0 billion, respectively, a year ago.

The following table presents the year-to-date annualized organic growth rates, which exclude the effects of the Western Sierra Bancorp acquisition:

(in thousands)	Loans	Deposits	Assets

As reported, 6/30/06	$5,309,078	$5,464,770	$7,178,392
less: 12/31/05 balances	3,921,631	4,286,266	5,360,639

Total growth year to date	$1,387,447	$1,178,504	$1,817,753

less: acquisition	1,022,231	1,016,053	1,491,466

Organic growth	$365,216	$162,451	$326,287

Annualized organic growth rate	19%	8%	12%

During the second quarter of 2006, the Company had net charge-offs of $0.1 million, or 0.01% of average loans and leases on an annualized basis. Non-performing loans and leases were $7.3 million at June 30, 2006, representing only 0.14% of total loans and leases. This represents a decline from 0.19% in non-performing loans and leases on a sequential quarter basis before the acquisition of Western Sierra Bancorp. Based on the quality of the loan portfolio and net recoveries for the year to date, there was no substantial provision for credit losses during the second quarter of 2006, compared to $1.4 million for the same period a year ago. The allowance for credit losses was 1.14% of total loans and leases at June 30, 2006.

Umpqua Bank, Umpqua Holdings' Bank subsidiary, reported a net interest margin of 4.93% for the second quarter of 2006, compared to 4.95% for first quarter of 2006 and 5.05% for the same quarter a year ago. The decline in margin resulted from increases in short-term market interest rates, which led to an increase in deposit and borrowing costs. The yield on earning assets increased 26 basis points on a sequential quarter basis to 7.22%, while the cost of interest bearing liabilities increased 33 basis points to 3.27% .

Excluding merger expense, the Bank efficiency ratio was 51.8% for the second quarter of 2006, compared to 52.7% for the same period a year ago.

As of June 30, 2006, total shareholders' equity was $1.1 billion, and tangible book value per share was $7.46. As previously announced, the Company paid a quarterly cash dividend of $0.12 per share on July 14, 2006.

This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in Umpqua's and Western Sierra's filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Specific risks in this press release include whether the company can sustain its rate of organic growth.

Non-GAAP Financial Measures
 In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Umpqua believes that providing non-GAAP financial measures provides investors with information useful in understanding Umpqua's financial performance. Umpqua provides measures based on "operating earnings," which exclude merger-related expenses. Operating earnings per diluted share is calculated by dividing operating earnings by the same diluted share total used in determining diluted earnings per share.

A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables or where the non-GAAP measure is presented.

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 127 locations stretching from the greater Sacramento area and San Joaquin Valley to Seattle, Wash., as well as along the Oregon and Northern California Coast and in Central Oregon. Umpqua Holdings also owns a retail brokerage subsidiary, Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit http://www.umpquaholdingscorp.com.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, July 20, 2006, at 10:00 a.m. PST (1:00 p.m. EST) during which the Company will discuss second quarter results and provide an update on recent activities, including the Company's recent acquisition of Western Sierra Bancorp. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 888-577-8991 a few minutes before 10:00 a.m. The password is "UMPQUA." Information to be discussed in the teleconference will be available on the Company's website prior to the call at www.umpquaholdingscorp.com. A rebroadcast can be found approximately one hour after the conference call by dialing 866-415-3311, or by visiting that website.

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
		Quarter Ended:

Dollars in thousands, except per share data	June 30, 2006	March 31, 2006	June 30, 2005

Interest income
Loans and leases	$86,004	$73,120	$60,220
Investments - taxable	6,693	6,711	6,252
Investments - tax exempt	836	722	699
Other interest	354	149	454
Dividends	56	44	38

Total interest income	93,943	80,746	67,663

Interest expense
Deposits	25,953	21,038	13,485
Repurchase agreements and
fed funds purchased	1,802	2,389	407
Trust preferred securities	3,376	3,012	2,550
Other borrowings	2,055	28	139

Total interest expense	33,186	26,467	16,581
Net interest income	60,757	54,279	51,082
Provision for loan losses	54	21	1,400
Non-interest income
Service charges	6,450	5,484	5,426
Brokerage fees	2,534	2,368	2,879
Mortgage banking revenue	2,503	1,844	228
Gain (loss) on sale of securities	(1)	--	1,398
Other income	2,320	2,506	1,993

Total non-interest income	13,806	12,202	11,924

Non-interest expense
Salaries and benefits	23,337	21,801	20,361
Occupancy and equipment	7,199	7,168	6,109
Other	11,051	9,760	9,790
Merger related expenses	1,656	251	161

Total non-interest expense	43,243	38,980	36,421
Income before income taxes	31,266	27,480	25,185
Provision for income tax	11,635	10,053	9,179

Net income	$19,631	$17,427	$16,006

Weighted average shares outstanding	48,528,525	44,658,423	44,436,323
Weighted average diluted shares outstanding	48,994,482	45,029,063	44,988,322

Earnings per share - Basic	$0.40	$0.39	$0.36
Earnings per share - Diluted	$0.40	$0.39	$0.36

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
	Six Months Ended:

Dollars in thousands, except per share data	June 30, 2006	June 30, 2005

Interest income
Loans and leases	$159,124	$117,156
Investments - taxable	13,404	12,801
Investments - tax exempt	1,558	1,412
Other interest	503	687
Dividends	100	81

Total interest income	174,689	132,137
Interest expense
Deposits	46,991	24,809
Repurchase agreements and
fed funds purchased	4,191	908
Trust preferred securities	6,388	4,944
Other borrowings	2,083	544

Total interest expense	59,653	31,205
Net interest income	115,036	100,932
Provision for loan losses	75	2,400
Non-interest income
Service charges	11,934	10,248
Brokerage fees	4,902	6,008
Mortgage banking revenue	4,347	1,578
Gain (loss) on sale of securities	(1)	1,398
Other income	4,826	3,294

Total non-interest income	26,008	22,526
Non-interest expense
Salaries and benefits	45,138	40,640
Occupancy and equipment	14,367	12,242
Other	20,811	18,712
Merger related expenses	1,907	262

Total noninterest expense	82,223	71,856
Income before income taxes	58,746	49,202
Provision for income tax	21,688	18,177

Net income	$37,058	$31,025

Weighted average shares outstanding	46,604,165	44,383,766
Weighted average diluted shares outstanding	47,111,951	44,972,170

Earnings per share - Basic	$0.80	$0.70
Earnings per share - Diluted	$0.79	$0.69

Umpqua Holdings Corporation
Consolidated Balance Sheets
(Unaudited)

Dollars in thousands, except per share data	June 30, 2006	March 31, 2006	June 30, 2005

Assets:
Cash and cash equivalents	$238,964	$122,470	$200,748
Trading account securities	376	372	1,403
Investments available for sale	692,910	648,487	571,895
Investments held to maturity	9,676	7,633	11,735
Loans held for sale	18,760	11,760	20,301
Loans and leases	5,309,078	4,096,194	3,612,004
Less: Allowance for loan losses	(58,516)	(44,546)	(44,510)

Loans and leases, net	5,250,562	4,051,648	3,567,494
Federal Home Loan Bank stock	20,538	14,264	14,298
Premises and equipment, net	100,040	88,857	88,321
Other real estate owned	69	69	213
Mortgage servicing rights, net	11,550	11,203	9,268
Goodwill and other intangibles	682,789	408,156	407,072
Other assets	152,158	110,925	145,867

Total assets	$7,178,392	$5,475,844	$5,038,615

Liabilities:
Deposits	$5,464,770	$4,229,648	$3,972,920
Securities sold under agreements
to repurchase and fed funds purchased	261,720	272,990	127,449
Borrowings	57,081	3,111	13,296
Notes payable for Trust preferred
securities	204,222	165,643	165,970
Other liabilities	77,499	53,670	44,243

Total liabilities	6,065,292	4,725,062	4,323,878

Shareholders' equity:
Common stock	923,309	567,369	563,582
Retained earnings	208,335	195,639	153,794
Accumulated other comprehensive loss	(18,544)	(12,226)	(2,639)

Total shareholders' equity	1,113,100	750,782	714,737

Total liabilities and shareholders' equity	$7,178,392	$5,475,844	$5,038,615

Common shares outstanding at period end	57,651,533	44,721,027	44,453,407
Book value per share	$19.31	$16.79	$16.08
Tangible book value per share	$7.46	$7.66	$6.92
Tangible equity	$430,311	$342,626	$307,665

Umpqua Holdings Corporation
Loan Portfolio
(Unaudited)
Dollars in thousands	June 30, 2006	March 31, 2006	June 30, 2005

Loans and leases by purpose:

Commercial real estate	$2,959,739	$2,225,533	$1,975,218
Residential real estate	220,140	216,740	217,245
Construction	1,012,303	712,454	503,599

Total real estate	4,192,182	3,154,727	2,696,062
Commercial	1,047,477	877,102	837,702
Leases	18,192	16,959	16,887
Consumer	48,997	46,593	59,571
Other	2,230	813	1,782

Total loans and leases	$5,309,078	$4,096,194	$3,612,004

	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	June 30, 2006	March 31, 2006	June 30, 2005

Allowance for credit losses
Balance beginning of period	$44,546	$43,885	$45,360
Provision for credit losses	54	21	1,400
Acquisition	14,043	--	--

Charge-offs	(947)	(613)	(3,239)
Less recoveries	820	1,253	989

Net recoveries	(127)	640	(2,250)

Total Allowance for loan losses	58,516	44,546	44,510

Reserve for unfunded commitments	2,145	1,642	1,354

Total Allowance for credit losses	$60,661	$46,188	$45,864

Net charge-off's (recoveries) to average
loans and leases (annualized)	0.01%	(0.06)%	0.25%
Recoveries to gross charge-offs	87%	204%	31%
Allowance for credit losses to
loans and leases	1.14%	1.13%	1.27%
Allowance for credit losses to
nonperforming loans and leases	828%	592%	223%
Nonperforming loans and leases
to total loans and leases	0.14%	0.19%	0.57%

Nonperforming assets:
Nonperforming loans and leases	$7,330	$7,796	$20,606
Real estate owned	69	69	213

Total nonperforming assets	$7,399	$7,865	$20,819

Umpqua Holdings Corporation
Loan Portfolio
(Unaudited)

		Six Months Ended		Six Months Ended
Dollars in thousands		June 30, 2006		June 30, 2005

Allowance for credit losses
Balance beginning of period			$43,885		$44,229
Provision for credit losses			75		2,400
Acquisitions			14,043		--

Charge-offs			(1,560)		(3,851)
Less recoveries			2,073		1,732

Net charge-offs			513		(2,119)

Total Allowance for loan losses			58,516		44,510

Reserve for unfunded commitments			2,145		1,354

Total Allowance for credit losses			$60,661		$45,864

Net (recoveries) charge-offs to average
loans and leases			(0.02)%		0.12%

Recoveries to gross charge-offs			133%		45%

	Deposits by Type
		(Unaudited)

	June 30, 2006		March 31, 2006		June 30, 2005

Dollars in thousands	Amount	Mix	Amount	Mix	Amount	Mix

Demand, non interest-bearing	$1,264,249	23.1%	$990,803	23.4%	$977,160	24.6%
Demand, interest-bearing	2,198,838	40.3%	1,768,347	41.8%	1,562,189	39.3%
Savings	421,248	7.7%	355,280	8.4%	445,319	11.2%
Time	1,580,435	28.9%	1,115,218	26.4%	988,252	24.9%

Total Deposits	$5,464,770	100.0%	$4,229,648	100.0%	$3,972,920	100.0%

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended:

	June 30, 2006	March 31, 2006	June 30, 2005

Net Interest Spread:
Yield on loans and leases	7.63%	7.37%	6.76%
Yield on taxable investments	4.53%	4.44%	4.27%
Yield on tax-exempt investments (1)	5.56%	5.59%	6.59%
Yield on temporary investments	4.13%	4.28%	2.76%
Total yield on earning assets (1)	7.22%	6.96%	6.36%

Cost of interest-bearing deposits	2.93%	2.63%	1.80%
Cost of securities sold under agreements
to repurchase and fed funds purchased	4.09%	4.14%	2.26%
Cost of borrowings	5.04%	3.62%	2.06%
Cost of trust preferred securities	7.63%	7.37%	6.16%
Total cost of interest bearing liabilities	3.27%	2.94%	2.03%

Net interest spread (1)	3.95%	4.02%	4.33%
Net interest margin (1)	4.68%	4.69%	4.81%

Excluding merger related expense (2):
Return on average assets	1.37%	1.32%	1.30%
Return on average tangible assets	1.49%	1.42%	1.41%
Return on average equity	9.64%	9.58%	9.17%
Return on average tangible equity	22.24%	21.22%	21.74%

As reported:
Return on average assets	1.31%	1.31%	1.29%
Return on average tangible assets	1.42%	1.41%	1.40%
Return on average equity	9.18%	9.50%	9.11%
Return on average tangible equity	21.17%	21.04%	21.61%

Bank Only Ratios:
Umpqua Bank efficiency ratio (2)	51.78%	53.59%	52.71%
Umpqua Bank net interest margin (1)	4.93%	4.95%	5.05%

(1)	Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2)	Excludes merger related expense, net of tax.

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Six Months Ended:

	June 30, 2006	June 30, 2005

Net Interest Spread:
Yield on loans and leases	7.51%	6.69%
Yield on taxable investments	4.49%	4.25%
Yield on tax-exempt investments (1)	5.57%	6.53%
Yield on temporary investments	4.17%	2.66%
Total yield on earning assets (1)	7.10%	6.30%

Cost of interest-bearing deposits	2.79%	1.69%
Cost of securities sold under
agreements to repurchase and fed funds purchased	4.12%	2.30%
Cost of borrowings	5.02%	2.01%
Cost of trust preferred securities	7.51%	6.00%
Total cost of interest bearing liabilities	3.12%	1.92%

Net interest spread (1)	3.98%	4.38%
Net interest margin (1)	4.69%	4.82%

Excluding merger related expense (2):
Return on average assets	1.35%	1.27%
Return on average tangible assets	1.46%	1.39%
Return on average equity	9.61%	9.00%
Return on average tangible equity	21.76%	21.59%

As reported:
Return on average assets	1.31%	1.27%
Return on average tangible assets	1.42%	1.38%
Return on average equity	9.32%	8.95%
Return on average tangible equity	21.10%	21.48%

Bank Only Ratios:
Umpqua Bank efficiency ratio (2)	52.64%	53.15%
Umpqua Bank net interest margin (1)	4.94%	5.05%

(1)	Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2)	Excludes merger related expense, net of tax.

Umpqua Holdings Corporation
Average Balances
(Unaudited)
	Quarter Ended:
Dollars in thousands	June 30, 2006	March 31, 2006	June 30, 2005

Loans held for sale	$14,619	$9,551	$15,463
Loans and leases	4,505,246	4,015,579	3,555,336
Earning assets	5,236,760	4,721,904	4,286,972
Goodwill & other intangibles	486,167	408,212	407,364
Total assets	6,030,752	5,411,419	4,980,367

Non interest bearing demand deposits	1,048,201	968,506	949,610
Interest bearing deposits	3,547,093	3,243,784	3,008,406

Total deposits	4,595,294	4,212,290	3,958,016
Interest bearing liabilities	4,064,871	3,646,484	3,273,642

Total shareholders' equity	858,168	744,190	704,466
Tangible equity	372,001	335,978	297,102

Umpqua Holdings Corporation
Average Balances
(Unaudited)

	Six Months Ended:

Dollars in thousands	June 30, 2006	June 30, 2005

Loans held for sale	$12,099	$14,604
Loans and leases	4,261,765	3,515,475
Earning assets	4,980,754	4,251,650
Goodwill & other intangibles	447,405	407,760
Total assets	5,722,796	4,944,583

Non interest bearing demand deposits	1,008,573	922,414
Interest bearing deposits	3,396,277	2,968,383

Total deposits	4,404,850	3,890,797
Interest bearing liabilities	3,856,833	3,268,976

Total shareholders' equity	801,494	699,039
Tangible equity	354,089	291,279

Umpqua Holdings Corporation
Mortgage Banking Statistical Analysis
(unaudited)
		Quarter Ended:
	June 30, 2006	March 31, 2006	June 30, 2005

Dollars in thousands
Mortgage Servicing Rights (MSR):
Mortgage loans serviced for others	$1,004,148	$1,014,680	$1,026,088

MSR Asset (gross)	$13,735	$13,610	$12,455
Less: Valuation reserve	(2,185)	(2,407)	(3,187)

MSR Asset (net of reserve)	$11,550	$11,203	$9,268

MSR as % of serviced portfolio	1.15%	1.10%	0.90%

Dollars in thousands, except per share
data
Mortgage Banking Revenue:
Origination and sale	$1,937	$1,523	$2,156
Servicing	344	354	183
MSR valuation reserve change	222	(33)	(2,111)

Total Mortgage Banking Revenue	$2,503	$1,844	$228

	Six Months Ended:
	June 30, 2006	June 30, 2005

Dollars in thousands
Mortgage Banking Revenue:
Origination and sale	$3 460	$3,553
Servicing	698	420
MSR valuation reserve change	189	(2,395)

Total Mortgage Banking Revenue	$4,347	$1,578

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